Exhibit 31.4

I, Frank P. Simpkins, certify that:

1.	I have reviewed this Form 10-K/A Amendment No. 1 to Form 10-K of Kennametal Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Frank P. Simpkins
Frank P. Simpkins
Vice President and Chief Financial Officer
October 31, 2012